Exhibit 99.1

Pacific Premier Bancorp, Inc. Announces Third Quarter 2013 Results (Unaudited)

Third Quarter 2013 Summary

●	Net earnings of $0.18 per diluted share
●	Total loans increase 8% as excess liquidity is deployed
●	Noninterest-bearing deposits increase to 28% of total deposits
●	Nonperforming assets to total assets declines to 0.15%
●	Net interest margin of 3.93%
●	Tangible book value per share increases $0.20 to $8.82

Irvine, Calif., October 23, 2013 -- Pacific Premier Bancorp, Inc.  (NASDAQ: PPBI) (the “Company”), the holding company of Pacific Premier Bank (the “Bank”), reported earnings for the third quarter of 2013 of $3.1 million, or $0.18 per share on a diluted basis, compared with adjusted earnings for the second quarter of 2013 of $3.0 million, or $0.19 per share on a diluted basis, before non-recurring merger-related expenses.  Taking into account the one-time merger-related expenses of $5.0 million in connection with the acquisition of San Diego Trust Bank (“San Diego Trust”), which closed in June 2013, the Company recorded a net loss of $249,000, or $0.02 per share on a diluted basis, for the second quarter of 2013.

For the three months ended September 30, 2013, the Company’s return on average assets was 0.78% and return on average equity was 7.29%, compared with an adjusted return on average assets of 0.86% and an adjusted return on average equity of 7.59% for the three months ended June 30, 2013.

Steven R. Gardner, President and Chief Executive Officer of the Company, commented on the results, “We executed well in the third quarter on our strategies to redeploy our excess liquidity into higher yielding assets.  Our loan portfolio grew 8% during the third quarter through a combination of strong loan production and opportunistic purchases of multi-family and single family residential mortgage loans.  We generated loan growth of 18.8% in C&I and 10.1% in owner-occupied commercial real estate, which helped to offset reduced activity in our warehouse lending business.  Most of our loan production occurred late in the third quarter, with our end-of-period gross loans being over $100 million higher than our average loans in the quarter, which we expect will result in further improvement in interest income in the fourth quarter.”

“We are experiencing positive momentum in most of our lending groups, including C&I, CRE, construction, HOA, and SBA.  We expect to see continued strength in our loan production, which we anticipate will result in further improvement in our mix of interest-earning assets and additional leverage from our operating model.”

“We have now successfully completed the systems conversions for both First Associations Bank and San Diego Trust Bank, and the integration of their operations has gone very smoothly.  We are continuing our efforts to capitalize on the attractive growth opportunities that exist in the San Diego market and the national HOA market.  With these integrations completed, we are continuing our evaluation of additional strategic opportunities that can further expand our franchise and create additional value for our shareholders,” said Mr. Gardner.

Net Interest Income and Net Interest Margin

Net interest income totaled $15.0 million in the third quarter of 2013, up $1.4 million or 10.4%, compared with the second quarter of 2013.  The increase in net interest income reflected higher average interest-earning assets of $154.3 million, partially offset by a decrease in net interest margin.  The increase in average interest-earning assets during the third quarter of 2013 was primarily related to a full quarter’s impact of interest-earning assets acquired from San Diego Trust in June 2013.  The increase in average assets for the third quarter of 2013 included loans of $77.4 million, investment securities of $48.8 million and cash and cash equivalents of $28.1 million.

The net interest margin for the third quarter of 2013 was 3.93%, compared with 4.01% in the second quarter of 2013.  The decrease in net interest margin is primarily attributable to a decrease in yield on average interest-earning assets of 11 basis points, primarily from a higher mix of lower yielding investment securities and cash, which were acquired in our acquisition of San Diego Trust and a decrease in our loan portfolio yield. The loan portfolio yield for the third quarter was 5.49%, 20 basis points lower than the second quarter and primarily reflected lower rates on loan originations than the rates on our existing portfolio loans. Partially offsetting this decrease was lower deposit costs of 4 basis points resulting from an improved mix of lower cost deposits associated with the San Diego Trust acquisition and lowering our pricing on certificates of deposits.

Provision for Loan Losses

We recorded a $646,000 provision for loan losses during the third quarter of 2013, compared with $322,000 provision for loan losses for the second quarter of 2013.  The credit quality of our loan portfolio continues to remain strong, which has allowed us to keep are allowance for loan losses unchanged during the quarter.  Net loan charge-offs amounted to $646,000 in the third quarter of 2013, up $324,000 from $322,000 experienced during the second quarter of 2013.  The increase in charge-offs was primarily attributable to three loans acquired in our FDIC assisted transactions.

Noninterest income

Noninterest income for the third quarter of 2013 amounted to $2.3 million, down $110,000 or 4.5%, compared with the second quarter of 2013.  The decrease was primarily attributable to lower gains on the sale of investment securities of $763,000, a decline in loan servicing fees of $81,000, and a decline in other income of $75,000.  Partially offsetting these decreases were higher gains on loan sales of $760,000 from the sale of $7.8 million in Small Business Administration (“SBA”) loans resulting in a 9% overall premium and $3.7 million in  commercial real estate.

Noninterest Expense

Noninterest expense totaled $11.8 million for the third quarter of 2013, down $4.1 million or 25.8%, compared with the second quarter of 2013.  The decrease primarily related to one-time expenses related to the San Diego Trust acquisition in the previous quarter of $5.0 million and a decline in other real estate owned operations of $575,000.  These decreases were partially offset by higher expense primarily related to the full quarter impact of the San Diego Trust acquisition and costs related to higher loan production.  Increases occurred within the following expense categories:

●	Legal, audit and professional fees by $430,000;
●	Premises and occupancy by $271,000;
●	Compensation and benefits costs increased by $261,000;
●	Other expense by $256,000;
●	Loan expenses by $98,000;
●	Data processing and communications expense by $69,000; and
●	Office and postage expense of $53,000.

Income Tax

For the third quarter of 2013, our effective tax rate was 37.6%, compared with a negative 57.6% for the second quarter of 2013.  Operating results during the second quarter of 2013 included $955,000 of merger-related costs associated with the San Diego Trust acquisition that were treated as non-deductible transaction costs, which was largely the cause for the negative effective tax rate.  For the first three quarters of 2013, the effective tax rate was 39.4%, compared to 38.7% for the first three quarters of 2012.

Assets and Liabilities

At September 30, 2013, assets totaled $1.6 billion, up $10.6 million or 0.7% from June 30, 2013, and up $395.2 million or 33.7% from December 31, 2012.  The increase in assets since year-end 2012 was primarily related to the acquisitions of First Associations Bank (“First Associations”), which added assets at the acquisition date of $394.1 million, partially offset by $78.5 million of First Associations deposits held by the Bank prior to the acquisition and San Diego Trust, which added assets at the acquisition date of $201.1 million.  Partially offsetting increases in assets from these acquisitions was the liquidity used to reduce higher-cost deposits by $112.3 million and to pay down Federal Home Loan Bank (“FHLB”) borrowings of $29.0 million.  The increase in assets during the third quarter of 2013 was primarily related to loans held for investment of $83.5 million, partially offset by a decrease in cash of $42.6 million and investment securities available for sale of $30.2 million.

Investment securities available for sale totaled $282.8 million at September 30, 2013, down $30.2 million or 9.6% from June 30, 2013, and up $198.8 million or 236.5% from December 31, 2012.  The increase in securities since year-end 2012 was primarily due to the First Associations acquisition in March 2013, which added $222.4 million of investment securities at the acquisition date, the San Diego Trust acquisition in June, which added $124.8 million at the acquisition date, and purchases of $98.8 million of investment securities, partially offset by the sale of $210.9 million of securities, and $27.5 million in principal pay downs.  During the third quarter of 2013, we purchased $92.6 million of investment securities as we put excess liquidity from our acquisitions to work.  Towards the end of the third quarter of 2013, we were able to sell $109.3 million of investment securities to help fund two sizable loan purchases and improve our interest-earning asset mix.

Net loans held for investment totaled $1.1 billion at September 30, 2013, an increase of $83.5 million or 8.0% from June 30, 2013 and an increase of $156.8 million or 16.1% from December 31, 2012.  The increase in loans from December 31, 2012 included loans from the San Diego Trust acquisition of $42.4 million and from First Associations acquisition of $26.4 million and was primarily associated with increases in real estate loan balances of $170.7 million, commercial owner occupied loans of $71.2 million and commercial and industrial loans of $58.4 million.  Partially offsetting these increases was a decrease in warehouse facility loans of $146.7 million.  The increase in loan balance from the end of the second quarter was primarily related to increases in one-to-four family loans of $68.0 million, multi-family loans of $46.1 million, commercial and industrial loans of $27.5 million and commercial owner occupied loans of $20.4 million, partially offset by a decrease in warehouse facilities of $86.2 million.  During the third quarter of 2013, commitments on our warehouse repurchase facility credits decreased $13.8 million to a total of $303.5 million with our end of period utilization rates for these loans decreasing from 42.7% at June 30, 2013 to 16.18% at September 30, 2013.

Loan activity during the third quarter of 2013 included loan originations of $102.7 million, loan purchases of $124.4 million, partially offset by an increase in undisbursed loan funds of $100.1 million, loan repayments of $32.9 million and loan sales of $11.5 million.  Our loan originations were well diversified and included commercial non-owner occupied of $36.6 million, commercial owner occupied of $20.1 million, homeowner’s association loans of $18.2 million, commercial and industrial of $14.1 million and multifamily of $5.1 million.  Loan originations for the third quarter of 2013 had a weighted average rate of 4.67%, compared to 4.44% in the previous quarter.  Our loan purchases included residential loans of $76.7 million and multifamily loans of $43.2 million. At September 30, 2013, our loan to deposit ratio was 88.9%, up from 80.6% at June 30, 2013, but down from 109.0% at December 31, 2012.

Deposits totaled $1.3 billion at September 30, 2013, down $30.1 million or 2.3% from June 30, 2013 and up $379.4 million or 41.9% from December 31, 2012.  The increase in deposits since year-end 2012 was primarily related to the San Diego Trust and First Associations acquisitions.  In the first quarter of 2013, the First Associations acquisition added deposits of $356.8 million at a cost of 21 basis points at the closing of the acquisition, partially offset by $78.5 million of First Associations deposits held by the Bank prior to acquisition.  In the second quarter of 2013, the San Diego Trust acquisition added deposits of $183.9 million at a cost of 23 basis points at the closing of the acquisition.  Excluding the deposit acquisition increases and $49.0 million of First Association’s deposits held at December 31, 2012, we had an adjusted net decrease in deposits of $112.3 million in the first three quarters of 2013.  The net decrease in deposits for both the current quarter and the current year-to-date period primarily resulted from lowering our pricing on certificates of deposits, which resulted in a desired runoff upon maturity.

During the third quarter of 2013, we had a decrease in retail certificates of deposit of $51.1 million, partially offset by increases in noninterest-bearing accounts of $18.5 million and interest-bearing transaction accounts of $2.5 million. These deposit changes have increased the mix of our transaction accounts to 77.7% at September 30, 2013, up from 74.3% at June 30, 2013 and 60.1% at year-end 2012. The total end of period cost of deposits at September 30, 2013 was 0.30%, down from 0.35% at June 30, 2013 and 0.51% at December 31, 2012.

At September 30, 2013, total borrowings amounted to $96.8 million, up $38.4 million or 65.7% from June 30, 2013, but down $29.0 million or 23.1% from December 31, 2012.  The decrease in borrowings since year-end 2012 was primarily related to the reduction of FHLB overnight advances taken out to fund loans, partially offset by an increase of $23.0 million in repurchase agreement debt related to our homeowner’s association business.  The increase from the prior quarter included $35 million in FHLB overnight advances used to fund our loan growth with the remainder related to repurchase agreement debt associated with our homeowner’s association depositors.  Total borrowings at September 30, 2013 represented 6.2% of total assets and had an end of period weighted average cost of 1.32%, compared with 3.7% of total assets at a weighted average cost of 2.13% at June 30, 2013, and 10.7% of total assets at a weighted average cost of 1.19% at December 31, 2012.

Asset Quality

At September 30, 2013, nonperforming assets totaled $2.3 million or 0.15% of total assets, down from $3.2 million or 0.21% of total assets at June 30, 2013.  During the third quarter of 2013, nonperforming loans decreased $879,000 to total $1.2 million and other real estate owned remained unchanged at $1.2 million.

Our allowance for loan losses at September 30, 2013 was $8.0 million, unchanged from June 30, 2013.  At September 30, 2013, the drop in our nonaccrual loans resulted in an increase in our allowance for loan losses as a percent of nonaccrual loans to 693.3% at September 30, 2013, compared with 393.4% at June 30, 2013.  At September 30, 2013, the ratio of allowance for loan losses to total gross loans was 0.70%, down from 0.75% at June 30, 2013.  Including the loan fair market value discounts recorded from our past acquisitions with our allowance for loan losses to total gross loans, our ratio was 1.06% at September 30, 2013, compared with 1.11% at June 30, 2013.

Capital Ratios

At September 30, 2013, our ratio of tangible common equity to total assets was 9.51%, with a tangible book value of $8.82 per share and a book value per share of $10.28.

At September 30, 2013, the Bank exceeded all regulatory capital requirements with a ratio for tier 1 leverage capital of 10.02%, tier 1 risked-based capital of 13.28% and total risk-based capital of 13.96%.  These capital ratios exceeded the “well capitalized” standards defined by the federal banking regulators of 5.00% for tier 1 leverage capital, 6.00% for tier 1 risked-based capital and 10.00%, for total risk-based capital.  At September 30, 2013, the Company had a ratio for tier 1 leverage capital of 10.19%, tier 1 risked-based capital of 13.48% and total risk-based capital of 14.16%.

Conference Call and Webcast

The Company will host a conference call at 9:00 a.m. PT / 12:00 p.m. ET on October 23, 2013 to discuss its financial results.  Analysts and investors may participate in the question-and-answer session.  The conference call will be webcast live on the Investor Relations section of the Company’s website  www.ppbi.com and an archived version of the webcast will be available in the same location shortly after the live call has ended.  The conference call can be accessed by telephone at (888) 549-7880, conference ID 4645499.  Additionally a telephone replay will be made available through October 31, 2013 at (800) 406-7325, conference ID 4645499.

The Company owns all of the capital stock of the Bank.  The Bank provides business and consumer banking products to customers through its 13 full-service depository branches in Southern California located in the cities of Encinitas, Huntington Beach, Irvine, Los Alamitos, Newport Beach, Palm Desert, Palm Springs, San Bernardino, San Diego and Seal Beach and one office in Dallas, Texas.

FORWARD-LOOKING COMMENTS

The statements contained herein that are not historical facts are forward-looking statements based on management's current expectations and beliefs concerning future developments and their potential effects on the Company. Such statements involve inherent risks and uncertainties, many of which are difficult to predict and are generally beyond the control of the Company. There can be no assurance that future developments affecting the Company will be the same as those anticipated by management. The Company cautions readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. These risks and uncertainties include, but are not limited to, the following: the strength of the United States economy in general and the strength of the local economies in which we conduct operations; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of competitive new products and services and the acceptance of these products and services by new and existing customers; the willingness of users to substitute competitors’ products and services for the Company’s products and services; the impact of changes in financial services policies, laws and regulations (including the Dodd-Frank Wall Street Reform and Consumer Protection Act) and of governmental efforts to restructure the U.S. financial regulatory system; technological changes; the effect of acquisitions that the Company may make, if any, including, without limitation, the failure to achieve the expected revenue growth and/or expense savings from its acquisitions; changes in the level of the Company’s nonperforming assets and charge-offs; oversupply of inventory and continued deterioration in values of California real estate, both residential and commercial; the effect of changes in accounting policies and practices, as may be adopted from time-to-time by bank regulatory agencies, the Securities and Exchange Commission (“SEC”), the Public Company Accounting Oversight Board, the Financial Accounting Standards Board or other accounting standards setters; possible other-than-temporary impairment of securities held by us; changes in consumer spending, borrowing and savings habits; the effects of the Company’s lack of a diversified loan portfolio, including the risks of geographic and industry concentrations; ability to attract deposits and other sources of liquidity; changes in the financial performance and/or condition of our borrowers; changes in the competitive environment among financial and bank holding companies and other financial service providers; unanticipated regulatory or judicial proceedings; and the Company’s ability to manage the risks involved in the foregoing.  Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the 2012 Annual Report on Form 10-K, as amended, of Pacific Premier Bancorp, Inc. filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).

The Company specifically disclaims any obligation to update any factors or to publicly announce the result of revisions to any of the forward-looking statements included herein to reflect future events or developments.

Contact:

Pacific Premier Bancorp, Inc.

Steven R. Gardner
President/CEO
949.864.8000

Kent J. Smith
Executive Vice President/CFO
949.864.8000

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
ASSETS	2013	2013	2013	2012	2012
	(Unaudited)	(Unaudited)	(Unaudited)	(Audited)	(Unaudited)
Cash and due from banks	$61,393	$103,946	$99,431	$59,325	$58,216
Federal funds sold	26	26	27	27	27
Cash and cash equivalents	61,419	103,972	99,458	59,352	58,243
Investment securities available for sale	282,846	313,047	301,160	84,066	114,250
FHLB/Federal Reserve Bank/TIB stock, at cost	10,827	11,917	10,974	11,247	12,191
Loans held for sale, net	3,176	3,617	3,643	3,681	4,728
Loans held for investment	1,138,969	1,055,430	941,828	982,207	859,373
Allowance for loan losses	(7,994)	(7,994)	(7,994)	(7,994)	(7,658)
Loans held for investment, net	1,130,975	1,047,436	933,834	974,213	851,715
Accrued interest receivable	5,629	5,766	4,898	4,126	3,933
Other real estate owned	1,186	1,186	1,561	2,258	5,521
Premises and equipment	9,829	9,997	8,862	8,575	10,067
Deferred income taxes	9,029	8,644	2,646	6,887	5,515
Bank owned life insurance	23,862	23,674	17,701	13,485	13,362
Intangible assets	6,881	7,135	4,463	2,626	2,703
Goodwill	17,428	18,234	11,854	-	-
Other assets	5,933	3,833	5,601	3,276	7,108
TOTAL ASSETS	$1,569,020	$1,558,458	$1,406,655	$1,173,792	$1,089,336
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Deposit accounts:
Noninterest bearing	$363,606	$345,063	$316,536	$213,636	$211,410
Interest bearing	920,528	969,126	869,183	691,132	684,460
Total deposits	1,284,134	1,314,189	1,185,719	904,768	895,870
FHLB advances and other borrowings	86,474	48,082	44,191	115,500	75,500
Subordinated debentures	10,310	10,310	10,310	10,310	10,310
Accrued expenses and other liabilities	16,948	17,066	8,846	8,697	7,770
TOTAL LIABILITIES	1,397,866	1,389,647	1,249,066	1,039,275	989,450
STOCKHOLDERS’ EQUITY:
Common stock, $.01 par value; 25,000,000 shares authorized; shares issued and outstanding of 16,641,991, 16,635,786, 15,437,531, 13,661,648 and 10,343,434 at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively	166	166	154	137	103
Additional paid-in capital	143,014	142,759	128,075	107,453	76,414
Retained earnings	30,611	27,545	27,794	25,822	22,011
Accumulated other comprehensive income (loss), net of tax (benefit) of ($1,843), ($1,160), $1,095, $772 and $950 at September 30, 2013, June 30, 2013, March 31, 2013, December 31, 2012 and September 30, 2012, respectively	(2,637)	(1,659)	1,566	1,105	1,358
TOTAL STOCKHOLDERS’ EQUITY	171,154	168,811	157,589	134,517	99,886
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,569,020	$1,558,458	$1,406,655	$1,173,792	$1,089,336

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)
(unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012
INTEREST INCOME
Loans	$14,420	$13,688	$12,847	$41,504	$36,182
Investment securities and other interest-earning assets	1,954	1,248	779	4,041	2,606
Total interest income	16,374	14,936	13,626	45,545	38,788
INTEREST EXPENSE
Deposits	1,045	1,033	1,444	3,097	4,647
FHLB advances and other borrowings	244	238	247	722	717
Subordinated debentures	77	76	81	230	247
Total interest expense	1,366	1,347	1,772	4,049	5,611
NET INTEREST INCOME BEFORE PROVISION FOR LOAN LOSSES	15,008	13,589	11,854	41,496	33,177
PROVISION FOR LOAN LOSSES	646	322	145	1,264	145
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	14,362	13,267	11,709	40,232	33,032
NONINTEREST INCOME
Loan servicing fees	237	318	224	881	615
Deposit fees	485	457	486	1,382	1,459
Net gain (loss) from sales of loans	982	222	(41)	1,927	(31)
Net gain from sales of investment securities	305	1,068	857	1,373	1,031
Other-than-temporary impairment loss on investment securities, net	16	(5)	(36)	(19)	(118)
Gain on FDIC transaction	-	-	-	-	5,340
Other income	296	371	420	932	1,082
Total noninterest income	2,321	2,431	1,910	6,476	9,378
NONINTEREST EXPENSE
Compensation and benefits	5,948	5,687	4,367	16,732	11,834
Premises and occupancy	1,600	1,329	1,063	4,222	2,922
Data processing and communications	824	755	582	2,214	1,766
Other real estate owned operations, net	(1)	574	244	610	981
FDIC insurance premiums	201	196	165	537	466
Legal, audit and professional expense	679	249	473	1,523	1,511
Marketing expense	307	264	225	777	704
Office and postage expense	375	322	232	960	612
Loan expense	282	184	219	714	632
Deposit expense	497	515	38	1,172	136
Merger related expense	-	4,978	-	6,723	-
Other expense	1,059	803	423	2,622	1,313
Total noninterest expense	11,771	15,856	8,031	38,806	22,877
NET INCOME (LOSS) BEFORE INCOME TAX	4,912	(158)	5,588	7,902	19,533
INCOME TAX	1,846	91	2,126	3,113	7,568
NET INCOME (LOSS)	$3,066	$(249)	$3,462	$4,789	$11,965

EARNINGS (LOSS) PER SHARE
Basic	$0.19	$(0.02)	$0.34	$0.31	$1.16
Diluted	$0.18	$(0.02)	$0.32	$0.29	$1.12

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	16,640,471	15,516,537	10,330,814	15,512,508	10,332,223
Diluted	17,482,230	15,516,537	10,832,934	16,314,701	10,709,822

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2013	2013	2012	2013	2012

Profitability and Productivity
Net interest margin	3.93%	4.01%	4.61%	4.12%	4.52%
Noninterest expense to average total assets	2.99	4.51	3.02	3.73	2.98
Efficiency ratio (1)	73.38	69.95	60.14	70.45	60.46
Return on average assets	0.78	(0.07)	1.30	0.46	1.56
Return on average equity	7.29	(0.63)	14.19	4.09	17.23

Asset and liability activity
Loans originated and purchased	$227,148	$189,443	$132,509	$532,849	$342,583
Repayments	(32,856)	(33,375)	(42,597)	(111,475)	(134,783)
Loans sold	(11,502)	(2,172)	(13,806)	(18,722)	(14,390)
Increase in loans, net	83,098	113,576	66,381	156,257	126,376
Increase in assets	10,562	151,803	24,301	395,228	128,208
Increase (decrease) in deposits	(30,055)	128,470	(17,321)	379,366	66,993
Increase (decrease) in borrowings	38,392	3,891	47,000	(29,026)	47,000

(1) Represent the ratio of noninterest expense less OREO operations and merger related expense to the sum of net interest income before provision for loan losses and total noninterest income less gains/(loss) on sale of securities, and gain on FDIC transactions.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION

	Average Balance Sheet
	Three Months Ended			Three Months Ended			Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Average		Average	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$126,503	$64	0.20%	$98,451	$60	0.24%	$40,459	$17	0.17%
Federal funds sold	26	-	0.00%	26	-	0.00%	27	-	0.00%
Investment securities	346,737	1,890	2.18%	297,912	1,188	1.60%	150,198	762	2.03%
Loans receivable, net (1)	1,041,871	14,420	5.49%	964,486	13,688	5.69%	837,070	12,847	6.14%
Total interest-earning assets	1,515,137	16,374	4.29%	1,360,875	14,936	4.40%	1,027,754	13,626	5.30%
Noninterest-earning assets	61,873			44,064			34,379
Total assets	$1,577,010			$1,404,939			$1,062,133
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$109,775	$38	0.14%	$115,935	$30	0.10%	$65,998	$22	0.13%
Money market	445,717	313	0.28%	328,726	221	0.27%	162,856	202	0.49%
Savings	80,298	31	0.15%	77,123	29	0.15%	84,819	56	0.26%
Time	316,931	663	0.83%	340,855	753	0.89%	425,879	1,164	1.09%
Total interest-bearing deposits	952,721	1,045	0.44%	862,639	1,033	0.48%	739,552	1,444	0.78%
FHLB advances and other borrowings	66,284	244	1.46%	53,891	238	1.77%	42,690	247	2.30%
Subordinated debentures	10,310	77	2.96%	10,310	76	2.96%	10,310	81	3.13%
Total borrowings	76,594	321	1.66%	64,201	314	1.96%	53,000	328	2.46%
Total interest-bearing liabilities	1,029,315	1,366	0.53%	926,840	1,347	0.58%	792,552	1,772	0.89%
Noninterest-bearing deposits	362,442			309,311			164,777
Other liabilities	16,974			9,645			7,235
Total liabilities	1,408,731			1,245,796			964,564
Stockholders' equity	168,279			159,143			97,569
Total liabilities and equity	$1,577,010			$1,404,939			$1,062,133
Net interest income		$15,008			$13,589			$11,854
Net interest rate spread (2)			3.76%			3.82%			4.41%
Net interest margin (3)			3.93%			4.01%			4.61%
Ratio of interest-earning assets to interest-bearing liabilities			147.20%			146.83%			129.68%

(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and ALLL.
(2) Represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION

	Average Balance Sheet
	Nine Months Ended			Nine Months Ended
	September 30, 2013			September 30, 2012
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Assets	(dollars in thousands)
Interest-earning assets:
Cash and cash equivalents	$103,592	$161	0.21%	$70,743	$96	0.18%
Federal funds sold	26	-	0.00%	27	-	0.00%
Investment securities	261,300	3,880	1.98%	149,836	2,510	2.23%
Loans receivable, net (1)	980,695	41,504	5.66%	757,373	36,182	6.37%
Total interest-earning assets	1,345,613	45,545	4.53%	977,979	38,788	5.29%
Noninterest-earning assets	41,957			44,136
Total assets	$1,387,570			$1,022,115
Liabilities and Equity
Interest-bearing deposits:
Interest checking	$86,505	$75	0.12%	$70,160	$78	0.15%
Money market	347,349	711	0.27%	151,237	531	0.47%
Savings	79,433	95	0.16%	89,447	223	0.33%
Time	335,935	2,216	0.88%	422,648	3,815	1.21%
Total interest-bearing deposits	849,222	3,097	0.49%	733,492	4,647	0.85%
FHLB advances and other borrowings	54,146	722	1.78%	33,316	717	2.87%
Subordinated debentures	10,310	230	2.98%	10,310	247	3.20%
Total borrowings	64,456	952	1.97%	43,626	964	2.95%
Total interest-bearing liabilities	913,678	4,049	0.59%	777,118	5,611	0.96%
Noninterest-bearing deposits	307,714			141,494
Other liabilities	10,189			10,901
Total liabilities	1,231,581			929,513
Stockholders' equity	155,989			92,602
Total liabilities and equity	$1,387,570			$1,022,115
Net interest income		$41,496			$33,177
Net interest rate spread (2)			3.94%			4.33%
Net interest margin (3)			4.12%			4.52%
Ratio of interest-earning assets to interest-bearing liabilities			147.27%			125.85%

(1) Average balance includes loans held for sale and nonperforming loans and is net of deferred loan origination fees, unamortized discounts and premiums, and ALLL.
(2) Represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(3) Represents net interest income divided by average interest-earning assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Loan Portfolio
Business loans:
Commercial and industrial	$173,720	$146,240	$140,592	$115,354	$88,105
Commercial owner occupied (1)	222,162	201,802	166,571	150,934	148,139
SBA	6,455	5,820	5,116	6,882	4,736
Warehouse facilities	49,104	135,317	138,935	195,761	112,053
Real estate loans:
Commercial non-owner occupied	304,979	295,767	256,015	253,409	262,046
Multi-family	218,929	172,797	139,100	156,424	173,484
One-to-four family (2)	152,667	84,672	87,109	97,463	62,771
Construction	2,835	2,135	-	-	308
Land	7,371	10,438	7,863	8,774	11,005
Other loans	3,793	4,969	4,690	1,193	2,191
Total gross loans (3)	1,142,015	1,059,957	945,991	986,194	864,838
Less loans held for sale, net	(3,176)	(3,617)	(3,643)	(3,681)	(4,728)
Total gross loans held for investment	1,138,839	1,056,340	942,348	982,513	860,110
Less:
Deferred loan origination costs/(fees) and premiums/(discounts)	130	(910)	(520)	(306)	(737)
Allowance for loan losses	(7,994)	(7,994)	(7,994)	(7,994)	(7,658)
Loans held for investment, net	$1,130,975	$1,047,436	$933,834	$974,213	$851,715

Asset Quality
Nonaccrual loans	$1,153	$2,032	$3,102	$2,206	$6,280
Other real estate owned	1,186	1,186	1,561	2,258	5,521
Nonperforming assets	$2,339	$3,218	$4,663	$4,464	$11,801
Allowance for loan losses	7,994	7,994	7,994	7,994	7,658
Allowance for loan losses as a percent of total nonperforming loans	693.32%	393.41%	257.70%	362.38%	121.94%
Nonperforming loans as a percent of gross loans	0.10	0.19	0.33	0.22	0.73
Nonperforming assets as a percent of total assets	0.15	0.21	0.33	0.38	1.08
Net loan charge-offs for the quarter ended	$646	$322	$296	$270	$145
Net loan charge-offs for quarter to average total loans, net	0.25%	0.13%	0.13%	0.12%	0.07%
Allowance for loan losses to gross loans	0.70	0.75	0.85	0.81	0.89

Delinquent Loans:
30 - 59 days	$724	$669	$58	$106	$2,565
60 - 89 days	214	580	1,077	303	164
90+ days (4)	111	1,073	1,881	482	4,154
Total delinquency	$1,049	$2,322	$3,016	$891	$6,883
Delinquency as a % of total gross loans	0.09%	0.22%	0.32%	0.09%	0.80%

(1) Majority secured by real estate.
(2) Includes second trust deeds.
(3) Total gross loans for September 30, 2013 is net of the unaccreted mark-to-market discounts on Canyon National loans of $2.3 million, on Palm Desert National loans of $3.7 million, and on SDTB loans of $230,000 and of the mark-to-market premium on FAB loans of $103,000.

(4) All 90 day or greater delinquencies are on nonaccrual status and reported as part of nonperforming assets.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands, except per share data)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
Deposit Accounts
Noninterest-bearing	$363,606	$345,063	$316,536	$213,636	$211,410
Interest-bearing:
Checking	106,740	124,790	115,541	14,299	11,684
Money market	446,885	425,884	323,709	236,206	174,375
Savings	80,867	81,277	80,578	79,420	80,419
Time	286,036	337,175	349,355	361,207	417,982
Total interest-bearing	920,528	969,126	869,183	691,132	684,460
Total deposits	$1,284,134	$1,314,189	$1,185,719	$904,768	$895,870

Pacific Premier Bank Capital Ratios
Tier 1 leverage ratio	10.02%	10.97%	12.55%	12.07%	9.48%
Tier 1 risk-based capital ratio	13.28%	13.34%	14.43%	12.99%	11.04%
Total risk-based capital ratio	13.96%	14.07%	15.23%	13.79%	11.88%

Pacific Premier Bancorp, Inc. Capital Ratios
Tier 1 leverage ratio	10.19%	11.15%	12.84%	12.71%	9.58%
Tier 1 risk-based capital ratio	13.48%	13.54%	14.61%	13.61%	11.09%
Total risk-based capital ratio	14.16%	14.27%	15.40%	14.43%	11.93%
Tangible common equity ratio (1)	9.51%	9.36%	10.16%	11.26%	8.94%

Share Data
Book value per share	$10.28	$10.15	$10.21	$9.85	$9.66
Tangible book value per share (1)	8.82	8.62	9.15	9.65	9.40
Closing stock price	13.42	12.22	13.15	10.24	9.54

(1) A reconciliation of the non-GAAP measures of tangible common equity and tangible book value per share to the GAAP measures of common stockholder’s equity and book value per share is set forth below.

PACIFIC PREMIER BANCORP, INC. AND SUBSIDIARIES
STATISTICAL INFORMATION
(dollars in thousands, except per share data)
GAAP Reconciliations

Tangible common equity to tangible assets (the "tangible common equity ratio") and tangible book value per share are non-GAAP financial measures derived from GAAP-based amounts. We calculate the tangible common equity ratio by excluding the balance of intangible assets from common shareholders' equity and dividing by tangible assets. We calculate tangible book value per share by dividing tangible common equity by common shares outstanding, as compared to book value per share, which we calculate by dividing common shareholders' equity by shares outstanding. We believe that this information is consistent with the treatment by bank regulatory agencies, which exclude intangible assets from the calculation of risk-based capital ratios. Accordingly, we believe that these non-GAAP financial measures provide information that is important to investors and that is useful in understanding our capital position and ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these measures, this presentation may not be comparable to other similarly titled measures reported by other companies.

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012

Total stockholders' equity	$171,154	$168,811	$157,589	$134,517	$99,886
Less: Intangible assets	(24,309)	(25,369)	(16,317)	(2,626)	(2,703)
Tangible common equity	$146,845	$143,442	$141,272	$131,891	$97,183

Book value per share	$10.28	$10.15	$10.21	$9.85	$9.66
Less: Intangible book value per share	(1.46)	(1.53)	(1.06)	(0.20)	(0.26)
Tangible book value per share	$8.82	$8.62	$9.15	$9.65	$9.40

Total assets	$1,569,020	$1,558,458	$1,406,655	$1,173,792	$1,089,336
Less: Intangible assets	(24,309)	(25,369)	(16,317)	(2,626)	(2,703)
Tangible assets	$1,544,711	$1,533,089	$1,390,338	$1,171,166	$1,086,633

Tangible common equity ratio	9.51%	9.36%	10.16%	11.26%	8.94%

For the second quarter of 2013, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets and adjusted return onaverage equity are non-GAAP financial measures derived from GAAP-based amounts. We calculate these figures by excluding merger related expense from the results. Accordingly, we believe that these non-GAAP financial measures provide comparable information that is important to investors and that is useful in understanding our earnings and return ratios. However, these non-GAAP financial measures are supplemental and are not a substitute for an analysis based on GAAP measures. As other companies may use different calculations for these adjusted measures, this presentation may not be comparable to other similarly titled adjusted measures reported by other companies.

June 30,
2013

Net income	$(249)
Less: Merger related expense, net of tax	3,268
Adjusted net income	$3,019

Diluted earnings per share	$(0.02)
Less merger related expense effect	0.21
Adjusted diluted earnings per share	$0.19

Return on average assets	(0.07%)
Less merger related expense effect	0.93
Adjusted return on average assets	0.86%

Return on average equity	(0.63%)
Less merger related expense effect	8.22
Adjusted return on average equity	7.59%